EXHIBIT 99.1

News Release

FOR IMMEDIATE RELEASE
For more information contact:
Geralyn DeBusk or Jeff Elliott
Halliburton Investor Relations
972-458-8000

DAVE & BUSTER’S ANNOUNCES AGREEMENT TO PURCHASE A MAJORITY OF
THE LARGEST JILLIAN’S RESTAURANT/ENTERTAINMENT LOCATIONS

DALLAS (May 24, 2004) Dallas — Dave & Buster’s Inc. (NYSE:DAB), a leading operator of upscale restaurant/entertainment complexes, today announced that its wholly-owned subsidiary, Tango Acquisition, Inc. has signed a definitive agreement with various operating subsidiaries of Jillian’s Entertainment Holdings, Inc. to acquire out of bankruptcy, the operating assets of the majority of Jillian’s Holdings, Inc.’s largest restaurant/entertainment complexes and other related assets for approximately $27 million cash. Financing for the proposed transaction has been secured, which anticipates up to an additional $8 million being available for capital improvements to the Jillian’s locations.

The nine Jillian’s complexes are located in the metropolitan areas of: Minneapolis, Minnesota; Philadelphia, Pennsylvania; Concord, North Carolina; Farmingdale, New York; Nashville, Tennessee; Houston, Texas; Arundel, Maryland; Scottsdale, Arizona and Westbury, New York. These nine restaurant/entertainment complexes range in size from 46,000 — 68,000 sq. ft. and employ approximately 2100 people who are expected to be added to the present Dave & Buster’s team of over 6000. These larger Jillian’s entertainment complexes are Dave & Buster’s most similar national competition. Dave & Buster’s would acquire the brand name and all trademarks of Jillian’s allowing it to operate these complexes under the Jillian’s brand.

The selling Jillian’s Entertainment Holdings, Inc. entities have filed a Chapter 11 bankruptcy petition in Louisville, Kentucky and the sale of these assets will be subject to the bankruptcy court’s approval. Pending approval, it is anticipated that the transaction would close sometime later this year.

Celebrating 21 years of operations, Dave & Buster’s was founded in 1982 and is one of the country’s leading upscale, restaurant/entertainment concepts with 33 locations throughout the United States and Canada. For more information on the Company, including the latest investor presentation, please visit the Company’s website, www.daveandbusters.com.

“Safe Harbor” Statements Under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, projections, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts. These statements may be identified, without limitations, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “believes,” “intends,” “should,” or comparable terms or the negative thereof. All forward-looking statements included in this press release are based on information available to us on the date hereof. Such statements speak only as of the date hereof. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: our ability to open new high-volume restaurant/entertainment complexes; our ability to raise and access sufficient capital in the future; changes in consumer preferences, general economic conditions or consumer discretionary spending; the outbreak or continuation of war or other hostilities involving the United States; potential fluctuation in our quarterly operating result due to seasonality and other factors; the continued service of key management personnel; our ability to attract, motivate and retain qualified personnel; the impact of federal, state or local government regulations relating to our personnel or the sale of food or alcoholic beverages; the impact of litigation; the effect of competition in our industry; additional costs associated with compliance with the Sarbanes-Oxley Act and related regulations and requirements; and other risk factors described from time to time in our reports filed with the SEC.